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Exhibit 99.3

        FERRELLGAS, L.P.

FERRELLGAS FINANCE CORP.

OFFER TO EXCHANGE
ANY AND ALL OUTSTANDING UNREGISTERED 6.75% SENIOR NOTES DUE 2023
FOR
REGISTERED 6.75% SENIOR NOTES DUE 2023

To Our Clients:

        Enclosed for your consideration is a prospectus, dated                        , 2016 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal") relating to the offer, subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal, of Ferrellgas, L.P. and Ferrellgas Finance Corp. (collectively, the "Issuers") to exchange (the "Exchange Offer") all $500,000,000 in aggregate principal amount of their unregistered 6.75% Senior Notes due 2023 (the "Unregistered Notes) for the same aggregate principal amount of their 6.75% Senior Notes due 2023 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Unregistered Notes were issued in a private placement on June 8, 2015 to initial purchasers who in turn resold the Unregistered Notes to a limited number of qualified institutional buyers pursuant to Rule 144A of the Securities Act and to non-U.S. persons pursuant to Regulation S of the Securities Act. The Exchange Offer is being extended to all holders of the Unregistered Notes in order to satisfy certain obligations of the Issuers set forth in the Registration Rights Agreement, dated as of June 8, 2015, by and among the Issuers, the guarantors of the Unregistered Notes party thereto and the representative of the initial purchasers of the Unregistered Notes. The Exchange Notes are substantially identical to the Unregistered Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Unregistered Notes will not apply to the Exchange Notes.

        These materials are being forwarded to you as the beneficial owner of the Unregistered Notes held by us for your account but not registered in your name. A tender of such Unregistered Notes may only be made by us as the holder of record and pursuant to your instructions.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Unregistered Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. If you wish to have us tender any or all of your Unregistered Notes, please so instruct us by completing, signing, and returning the "Letter of Instructions" form below. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether or not to tender your Unregistered Notes. By tendering your Unregistered Notes, you will be making certain representations described in the Prospectus and Letter of Transmittal. The Letter of Transmittal is furnished to you for your information only and may not be used by you to tender your Unregistered Notes.

        Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Unregistered Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                        , 2016, unless the Exchange Offer is extended by the Issuers. Unregistered Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the expiration of the Exchange Offer.

 LETTER OF INSTRUCTIONS

        The undersigned acknowledges receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer made by the Issuers with respect to their Unregistered Notes.

        This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the Unregistered Notes held by you for the account of the undersigned.

        The aggregate face amount of the Unregistered Notes held by you for the account of the undersigned is (fill in amount):

  $                                                  of 6.75% Senior Notes due 2023

        With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	to tender the following principal amount of Unregistered Notes, subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal, held by you for the account of the undersigned (insert principal amount of Unregistered Notes to be tendered) (if any): $
☐	not to tender any Unregistered Notes held by you for the account of the undersigned.

        If the undersigned instructs you to tender the Unregistered Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that:

  •
  the undersigned is not an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act, of either Issuer;

  •
  the Exchange Notes that the undersigned acquired pursuant to the Exchange Offer are being acquired in the ordinary course of the undersigned's business;

  •
  the undersigned is not participating in and does intend to participate in a distribution of the Exchange Notes;

  •
  the undersigned has no arrangements or understandings with any person to participate in the distribution of the Exchange Notes; and

  •
  if the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Unregistered Notes, the undersigned acquired those Unregistered Notes as a result of market-making activities or other trading activities and the undersigned will deliver the Prospectus, as required by law, in connection with any resale of the Exchange Notes.

Signature:

Print Name:

Address:

Area Code and Telephone Number:

Tax Identification or Social Security Number:

My Account Number with You:

Dated:

None of the Unregistered Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature hereon shall constitute an instruction to us to tender all of the Unregistered Notes held by us for your account.

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  Exhibit 99.3
LETTER OF INSTRUCTIONS